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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-56437, pertaining to the Employee Stock Purchase Plan; No. 2-91285, pertaining to the 1981 Stock Incentive Plan; Nos. 33-20932 and 33-30229, pertaining to the Retirement Savings Plan; the registration statements filed on July 18, 1994, No. 33-91758 and May 16, 1997, No. 33-27339,
pertaining to the 1991 Barnes Group Stock Incentive Plan; No. 333-41398, pertaining to the Barnes Group Inc. Employee Stock and Ownership Program; and No. 333-57658, pertaining to the Key Executive Stock Plan) of Barnes Group Inc. of our report dated January 30, 2002 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 30, 2002 relating to the financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Hartford, Connecticut
March 22, 2002